Exhibit 10.9

AMENDMENT NUMBER 2 TO SECOND AMENDED AND RESTATED INDENTURE

THIS AMENDMENT NUMBER 2 TO THE SECOND AMENDED AND RESTATED INDENTURE, dated as of August 21, 2008 (this “Amendment”), between CLI FUNDING LLC, a limited liability company organized under the laws of the state of Delaware (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the Indenture Trustee (together with its successors and permitted assigns, the “Indenture Trustee”) and consented to by AMBAC ASSURANCE CORPORATION, as the Requisite Global Majority, is to the Amended and Restated Indenture, dated as of August 24, 2006 (as amended, modified and supplemented from time to time in accordance with its terms, the “Indenture”), between the Issuer and the Indenture Trustee.

W I T N E S S E T H:

WHEREAS, the parties have previously entered into the Indenture; and

WHEREAS, the parties hereto desire to further amend the Indenture in certain respects as provided herein;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.                                       Defined Terms.  Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Indenture.

2.                                       Amendment to the Indenture.  Effective as of the execution and delivery of this Amendment, Section 630(b) of the Indenture is hereby amended and restated as follows:

“(b)                           In addition to the requirement set forth in Section 630(a), the Issuer shall enter into and maintain one or more Interest Rate Hedge Agreements, inclusive of the Interest Rate Hedge Agreements entered into in accordance with the prior paragraph, having an average aggregate notional balance of not less than an amount equal to eighty-five percent (85%) of the average of the Aggregate Note Principal Balance each as determined on such Determination Date (after giving effect to all payments to be made on the corresponding Payment Date) and the immediately preceding two (2) Determination Dates.  The Issuer will not allow the aggregate notional balance of such Interest Rate Hedge Agreements to exceed one hundred percent (100%) of the then Aggregate Note Principal Balance.”

3.                                       Representations and Warranties of the Issuer.  The Issuer hereby represents and warrants that:

(a)                                  It is duly organized and validly existing under the laws of the jurisdiction of its organization and in good standing and duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon its financial condition and business;

(b)                                 It has the power, and it duly authorized, to execute and deliver this Amendment, and it is authorized to perform its obligations under this Amendment and the Indenture as amended hereby;

(c)                                  The execution, delivery and performance of this Amendment and the Indenture as amended hereby does not and will not require any consent or approval of any Governmental Authority, manager or any other Person which is not being obtained herein;

(d)                                 This Amendment, when duly executed and delivered by the parties hereto, and the Indenture as amended hereby, shall be a legal, valid and binding obligation of the Issuer, enforceable against it in accordance with the terms set forth herein;

(e)                                  No Early Amortization Event, Event of Default or Manager Default or event which, with notice or lapse of time or both, would constitute an Early Amortization Event, Event of Default or Manager Default, has occurred and is continuing, and no Early Amortization Event, Event of Default or Manager Default shall occur as a result of the execution, delivery and performance of this Amendment and the Indenture as amended hereby; and

(f)                                    Each of the conditions precedent necessary to amend the Indenture as set forth herein have been, or contemporaneously with the execution of this Amendment will be, satisfied.

4.                                       Scope and Effectiveness of Agreement.

(a)                                  This Amendment shall be effective upon execution and delivery hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)                                 On and after the execution and delivery hereof, (i) this Amendment shall become a part of the Indenture and each reference in the Indenture to “this Indenture”, “hereof, “hereunder” or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to the Indenture as amended or modified hereby.

(c)                                  Except as expressly amended by the terms of this Amendment, all terms and conditions of the Indenture, as amended, shall remain in full force and effect and are hereby ratified in all respects.

(d)                                 Each party hereto agrees and acknowledges that this Amendment constitutes a “Related Document” under the Indenture.

(e)                                  The amendments provided herein shall be effective only for the purposes set forth herein and do not allow for any other or further departure from the terms of the Indenture or any other Related Document, which terms shall continue in full force and effect.

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5.                                       Entire Agreement.  This Amendment represents the entire agreement between the parties with respect to the subject matter hereof.

6.                                       Execution in Counterparts.  This Amendment may be executed in counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this amendment by facsimile shall be effective as delivery of a manually executed counterpart of this amendment.

7.                                       Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS, THAT WOULD RESULT IN APPLICATION OF LAWS OTHER THAN THE STATE NEW YORK, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

CLI FUNDING LLC

By:	/s/ Lisa D. Leach
Name:	Lisa D. Leach
Title:	Vice-President & General Counsel

U.S. BANK NATIONAL ASSOCIATION,
not individually but solely as Indenture Trustee

By:	/s/ Diane L. Reynolds
Name:	Diane L. Reynolds
Title:	Vice President

The Undersigned, as Requisite Global Majority, Hereby Consents To The Foregoing Amendment No. 2 to the Second Amended and Restated Indenture:

AMBAC ASSURANCE CORPORATION,

as Requisite Global Majority

By:	/s/ Riley Quinn
Name:	Riley Quinn
Title:	Assistant Vice President